UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 7, 2008

SUNERGY INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52767
(Commission File Number)

N/A
(IRS Employer Identification No.)

8711 E. Paraiso Dr. Scottsdale, AZ  85255
(Address of principal executive offices and Zip Code)

602.740.1132
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective October 7, 2008, we effected a five for one forward stock split of our authorized and issued and outstanding common stock.  As a result, our authorized capital has increased from 75,000,000 to 375,000,000 shares of common stock and out outstanding share capital has increased from 10,139,500 shares of common stock to 50,697,500 shares of common stock.

Item 7.01	Regulation FD Disclosure

The forward stock split became effective with the Over-the-Counter Bulletin Board at the opening for trading on October 8, 2008 under the new stock symbol “SNEY”.  Our new CUSIP number is 86732G 207.

Item 9.01	Financial Statements and Exhibits
3.01	Certificate of Change filed with the Nevada Secretary of State on September 23, 2008 and effective October 7, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNERGY INC.

/s/ Joseph B. Guerrero

Joseph B. Guerrero
President and Director

October 8, 2008